Exhibit 4.11

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

RMX INDUSTRIES, INC.

CLASS A COMMON STOCK PURCHASE WARRANT

Warrant No. ______________	Original Issue Date: ______________, 2026
Initial Holder:	No. of Shares Subject to Warrant:_______________
Initial Exercise Price Per Share: $1.50 (subject to the adjustment pursuant to Section 9)
Expiration Time: 5:00 p.m., Eastern time, on __________________, 2031

RMX Industries, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the original issue date indicated above (the “Original Issue Date”) and through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Subscription Agreement, dated _____________, 2026 (the “Subscription Agreement”), by and among the Company, the Initial Holder and the other parties thereto.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement.

2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Exhibit B duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Class A Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Section 4 at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. At the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b) he Holder may exercise this Warrant by delivering to the Company: (i) an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment by wire transfer of immediately available funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) Cashless Exercise. In lieu of exercising this Warrant by making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, the Holder may elect to receive the number of shares of Class A Common Stock equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to the Holder the number of shares of Class A Common Stock in accordance with the following formula (a “Cashless Exercise”):

X	=	Y(A-B)
A

Where,
X	=	The number of shares of Class A Common Stock to be issued to the Holder;
Y	=	The number of shares of Class A Common Stock for which the Warrant is being exercised;
A	=	The fair market value of one share of Class A Common Stock; and
B	=	The Exercise Price.

For purposes of Section 4(c), the fair market value means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on an Eligible Market, the value shall be deemed to be the highest daily price on any trading day on such Eligible Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on New York City time) during the five trading days preceding the exercise, (b) if the OTCQB Venture Market (“OTCQB”) service or the OTCQX Best Market (“OTCQX”) service of OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices, the “OTC Markets Group”) is not an Eligible Market, the value shall be deemed to be the highest daily price on any trading day on the OTCQB or the OTCQX on which the Class A Common Stock is then quoted as reported by Bloomberg L.P. (based on New York City time) during the five trading days preceding the exercise, as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on the OTCQB or the OTCQX and if prices for the Class A Common Stock is then quoted on the Pink Open Market service of OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices) (the “Pink Sheets”), the value shall be deemed to be the highest daily price on any trading day on the Pink Sheets on which the Class A Common Stock is then quoted as reported by OTC Markets Group (based on New York City time) during the five trading days preceding the exercise, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, any Electronic Communication Network or any Alternative Trade Facility.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the closing date of the Offering pursuant to which the Company was obligated to issue this Warrant.

(d) The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than ten (10) business days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Class A Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(c) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then, the Holder will have the right to rescind such exercise.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for Class A Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Class A Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Class A Common Stock or pay a stock dividend in Class A Common Stock, then the Exercise Price shall be proportionately adjusted. Any adjustments under this Section 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(b) Merger Sale, Reclassification, etc. In case of any: (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the shares or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

10. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the exercise price.

11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in the Subscription Agreement.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant and the Transaction Documents shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the state of New York without regard to any statutory or common-law provision pertaining to conflicts of laws. The Company and Holder agree that courts of competent jurisdiction in New York County, New York and the United States District Court for the Southern District of New York shall have jurisdiction with regard to any action arising out of any breach or alleged breach of this Agreement. The Company and Holder agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of New York. The Company and Holder further agree that the mailing of any process shall constitute valid and lawful process against each Party hereto. The Company and Holder waive any claim that any of the foregoing courts is an inconvenient forum. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a shareholder with respect to the Warrant Shares.

(f) No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Class A Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

RMX INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO:	RMX INDUSTRIES, INC.
(the “Company”)

(1) The undersigned hereby elects to purchase ___________Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States under Section 4(b); or

☐ if permitted Cashless Exercise in accordance with the formula under Section 4(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

__________________________________________________

[SIGNATURE OF HOLDER]

Name of Holder: _____________________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________

Date: _____________________________________________________________________

EXHIBIT B

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________the right represented by the within Warrant to purchase ___________ shares of Class A Common Stock to which the within Warrant relates and appoints _________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ______________	TRANSFEROR:
________________________________________________
Print name

By:_______________________

Title:_______________________
TRANSFEREE:
____________________________________________
Print name

By:_______________________

Title:_______________________
WITNESS:
Address of Transferee:

Print name